 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): March 30, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

LSA Amendment

As previously reported, Amyris, Inc. (the “Company”) is party to a Loan and Security Agreement, dated as of March 29, 2014, as subsequently amended on June 12, 2014, March 31, 2015, November 30, 2015, October 6, 2016, January 10, 2017 and December 28, 2017 (as amended, the “LSA”), by and among the Company, certain of its subsidiaries party thereto and Stegodon Corporation (“Stegodon”), the agent and lender under the LSA, as assignee of Hercules Capital, Inc. (formerly Hercules Technology Growth Capital, Inc.). The provisions of the LSA were previously reported in Note 5, “Debt and Mezzanine Equity” to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2017 and in Note 5, “Long-term Debt,” to the unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the SEC on November 20, 2017, and all of such disclosure is incorporated herein by reference. In addition, as previously reported, on December 28, 2017, the Company, certain of its subsidiaries and Stegodon entered into a sixth amendment to the LSA, pursuant to which the parties agreed, among other things, to require the Company to make certain principal repayments of the loans outstanding under the LSA in an aggregate amount of $6,750,000 (collectively, the “Principal Repayments”) prior to the LSA maturity date. The entry into the sixth amendment to the LSA was previously reported in a Current Report on Form 8-K filed by the Company with the SEC on January 4, 2018, which disclosure is incorporated herein by reference.

On March 30, 2018, the Company, certain of its subsidiaries and Stegodon entered into a seventh amendment to the LSA (the “Seventh Amendment”). Pursuant to the Seventh Amendment, the parties agreed to extend the date for one of the Principal Repayments, in the amount of $5,500,000, from March 31, 2018 to May 31, 2018, and to increase the interest rate on the loans outstanding under the LSA by five percent per annum from April 1, 2018 to and including the date of such Principal Repayment.

R&D Note Amendment

As previously reported, on March 21, 2016, in connection with the restructuring of the ownership and rights of Total Amyris BioSolutions B.V. (“TAB”), the joint venture between the Company and Total Raffinage Chimie S.A., as assignee of Total Energies Nouvelles Activités USA (formerly known as Total Gas & Power USA, SAS) (“Total”), a commercial partner of the Company and an owner of greater than five percent of the Company’s outstanding common stock, the Company issued to Total a senior convertible note (the “R&D Note”) in the principal amount of $3,700,000, as subsequently amended on February 27, 2017 and May 15, 2017. The restructuring of TAB and the issuance of the R&D Note were previously reported in a Current Report on Form 8-K filed by the Company with the SEC on March 24, 2016, and the previous amendments to the R&D Note were previously reported in Current Reports on Form 8-K filed by the Company with the SEC on March 3, 2017 and May 18, 2017, respectively, and all of such disclosure is incorporated herein by reference.

On March 30, 2018, the Company and Total entered into a third amendment to the R&D Note, pursuant to which the parties agreed (i) to extend the maturity date of the R&D Note (the “Maturity Date”) from March 31, 2018 to May 31, 2018 and (ii) that accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on March 31, 2018 and the Maturity Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 5, 2018	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer